     As filed with the Securities and Exchange Commission on April 2, 2001.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   NUVOX, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                         43-1820855
(State or Other Jurisdiction of Incorporation                (I.R.S. Employer
or Organization)                                             Identification No.)

16090 SWINGLEY RIDGE ROAD, SUITE 500, CHESTERFIELD, MISSOURI        63017
             (Address of Principal Executive Offices)             (Zip Code)

                      NUVOX, INC. 1998 STOCK INCENTIVE PLAN
              NUVOX/TRIVERGENT CORPORATION EMPLOYEE INCENTIVE PLAN
                              (Full title of plans)

                             JOHN P. DENNEEN, ESQ.
                EXECUTIVE VICE PRESIDENT, CORPORATE DEVELOPMENT
                        AND LEGAL AFFAIRS, AND SECRETARY
                                  NUVOX, INC.
       16090 SWINGLEY RIDGE ROAD, SUITE 500, CHESTERFIELD, MISSOURI 63017
                    (Name and address of agent for service)

                                 (636) 537-5700
          (Telephone number, including area code, of agent for service)

                        Copies of all correspondence to:
                                 NICK H. VARSAM
                                 BRYAN CAVE LLP
                           211 N. BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                      (314) 259-2000; (314) 259-2020 (FAX)

                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum         Proposed Maximum
 Title of Securities          Amount to be              Offering Price         Aggregate Offering           Amount of
   to be Registered           Registered(1)              Per Share(2)               Price(2)            Registration Fee
- ----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01         20,946,207 Shares               $3.71                  $77,710,428               $19,428
Par Value
- ----------------------------------------------------------------------------------------------------------------------------


(1) 10,000,000 shares of the common stock of NuVox, Inc., $0.01 par value per share, are being registered pursuant to the NuVox, Inc. 1998 Stock Incentive Plan, and 10,946,207 shares of NuVox common stock are being registered pursuant to the NuVox/TriVergent Corporation Employee Incentive Plan. Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undetermined number of shares of common stock is being registered to cover any adjustment in the number of shares of common stock issuable pursuant to the anti-dilution provisions of the plans.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on the book value of the shares computed as of December 31, 2000. There is no current market for the shares.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to
    Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by NuVox, Inc. with the Securities and Exchange Commission are incorporated in the registration statement by reference:

               (a) NuVox's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on April 2, 2001; and

               (b) NuVox's Form 8-K dated and filed with the Commission on February 13, 2001.

         All documents subsequently filed by NuVox pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES

General

         NuVox's authorized capital stock consists of 400,000,000 shares of common stock, par value $.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share. Of the preferred stock,

         - 26,850,000 shares are designated as Series A convertible preferred stock,

         - 3,125,000 shares are designated as Series A-1 convertible preferred stock,

         - 32,500,000 shares are designated as Series B convertible preferred stock,

         - 6,000,000 shares are designated as Series C-1 convertible preferred stock,

         - 16,500,000 shares are designated as Series C-2 convertible preferred stock,

         - 18,500,000 shares are designated as Series C-3 convertible preferred stock, and

         -    96,525,000 shares remain to be designated.

         As of December 31, 2000, there were 19,394,405 shares of common stock, 26,850,000 shares of Series A preferred stock, 3,125,000 shares of Series A-1 preferred stock, 29,997,517 shares of Series B preferred stock, 5,374,481 shares of Series C-1 preferred stock, 15,786,710 shares of Series C-2 preferred stock, and 17,735,703 shares of Series C-3 preferred stock issued and outstanding, all of which were fully paid and nonassessable.


Common Stock

         Voting Rights. Each holder of common stock is entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights. The holders of the shares of common stock, along with the holders of any series of preferred stock entitled to vote with the holders of common stock, will vote together as a single class on all matters as to which such holders are entitled to vote, except when voting separately by class is required by Delaware law.

         Dividends. No cash dividends may be declared or paid upon the common stock so long as any Series A, Series A-1, Series B, Series C-1, Series C-2 or Series C-3 preferred stock is outstanding. At such point as there are no shares of Series A, Series A-1, Series B, Series C-1, Series C-2 or Series C-3 preferred stock outstanding, holders of common stock will be entitled to receive dividends or other distributions declared by the board of directors. The right of the board of directors to declare dividends, however, is subject to the availability of sufficient funds under Delaware law to pay dividends.

         Liquidation Rights. In the event of the dissolution of NuVox, common stockholders will share ratably in the distribution of all assets that remain after NuVox pays all of its liabilities and satisfies its obligations to the holders of any preferred stock, as described below.

         Preemptive and Other Rights. Except as provided under the stockholders' agreement described below, holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities of NuVox. In addition, there are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

         The board of directors is authorized to issue shares of preferred stock from time to time, without stockholder approval, in one or more series. Subject to the requirements under Delaware law, the board has the authority to fix the designations, preferences and rights of additional preferred stock, including the following

         - the designation and number of shares up to the maximum authorized by the amended and restated certificate of incorporation,

         -    dividend rates and preferences,

         -    voting rights,

         -    conversion and exchange rights,

         -    terms of redemption, including redemption prices,

         -    sinking fund provisions,

         -    liquidation rights and preferences, and

         -    any other relative powers, preferences and rights.

Any of these terms could have an adverse effect on the availability of earnings for distribution to the holders of NuVox stock or for other corporate purposes. The voting rights of holders of any preferred shares could adversely affect the voting power of NuVox's other stockholders and could have the effect of delaying, deferring or impeding a change of control of NuVox.

         Voting Rights. On all matters submitted to a vote of stockholders, each holder of Series A, Series A-1, Series B, Series C-1, Series C-2 and Series C-3 preferred stock is entitled to cast one vote per share of common stock into which the shares of Series A, Series A-1, Series B, Series C-1, Series C-2 and Series C-3 preferred stock held by the holder are then convertible. The holders of the Series A, Series A-1, Series B, Series C-1, Series C-2 and Series C-3 preferred stock and common stock will vote together as a single class on all matters as to which such holders are entitled to vote, except when voting separately by class is required by Delaware law.

         Dividends. No cash dividends may be declared or paid upon the Series A, Series A-1, Series B, Series C-1, Series C-2 or Series C-3 preferred stock.

         Conversion Rights. Each outstanding share of the Series A, Series A-1, Series B, Series C-1, Series C-2 and Series C-3 preferred stock is convertible at any time at the option of the holder into that number of whole shares of common stock as is equal to the stated liquidation preference for the particular series of preferred stock divided by an initial conversion price of

         -    $3.00, with respect to the Series A preferred stock,

         -    $4.00 with respect to the Series A-1 preferred stock,

         -    $7.00, with respect to the Series B preferred stock,

         -    $2.17 with respect to the Series C-1 preferred stock,

         -    $3.39 with respect to the Series C-2 preferred stock and

         - $3.84 with respect to the Series C-3 preferred stock, as the case may be.

         We refer to the initial conversion price and the conversion price, as it may be adjusted in accordance with anti-dilution provisions of the preferred stock, as the conversion price. The Series A, Series A-1, Series B, Series C-1, Series C-2 and Series C-3 preferred stock also will be automatically converted into common stock at the then-effective applicable conversion price in the event of a firm commitment, underwritten public offering of common stock registered under the Securities Act of 1933, subject to limited exceptions and to the following conditions:

         - the public offering price per share of the common stock, prior to underwriters' discounts and expenses, must be at least $12.00, as adjusted for any common stock dividends, combinations or splits; and

         - the offering must generate aggregate proceeds to NuVox and any selling stockholders, prior to underwriters' discounts and expenses, of at least $50 million.

         The conversion price is subject to customary adjustments for stock dividends, for combinations or subdivisions of common stock and as a result of any capital reorganization or reclassification. The conversion price is also subject to adjustment for any issuance or sale of shares of common stock or any securities convertible into or exchangeable for shares of common stock without consideration or for consideration per share of less than the then-existing conversion price, except for issuances

         - upon conversion of shares of Series A, Series A-1, Series B, Series C-1, Series C-2 or Series C-3 preferred stock,

         - to officers, directors, employees, consultants or advisers of NuVox pursuant to stock option or stock purchase plans, warrants or agreements from time to time approved by the board of directors,

         - upon the issuance or exercise of NuVox's $6.00 common stock warrants, which expire on November 1, 2001, and $10.25 common stock warrants, which expire on November 1, 2002, or

         -    in connection with board-approved acquisitions.

         Redemption Provisions. NuVox may not redeem the Series A, Series A-1, Series B, Series C-1, Series C-2 or Series C-3 preferred stock at any time, except pursuant to the terms of an agreement between NuVox and the holder or holders of such stock.

         Liquidation Rights. In the event of the liquidation, dissolution or winding up of the business of NuVox, the holders of Series A, Series A-1, Series B, Series C-1, Series C-2 or Series C-3 preferred stock will be entitled to receive, prior to and in preference to any distribution to the holders of common stock, a liquidation preference for each share in an amount equal to $3.00, $4.00, $7.00, $2.17, $3.39 and $3.84 per share, respectively. These liquidation preference amounts will be adjusted for any stock dividends, combinations or splits with respect to NuVox's capital stock. These series of preferred stock will also be entitled to the greater of

         - an amount equal to a preferred return of 8% per annum, for each share of such series of preferred stock, on the respective initial liquidation preference amount, with such return to begin accruing as of the original issue date of the Series A, Series A-1 and Series B preferred stock and as of September 1, 2000 for the Series C-1, Series C-2 and Series C-3 preferred stock, or

         - an amount such holders would have received if they had converted their preferred stock into common stock immediately prior to the liquidation.

         After receiving the per share liquidation preference, holders of the Series A, Series A-1, Series B, Series C-1, Series C-2 or Series C-3 preferred stock will have no right or claim to NuVox's remaining assets and funds, if any.

Stockholders' Agreement

         All NuVox stockholders are parties to a stockholders' agreement by and among NuVox and its stockholders. The stockholders' agreement provides the holders preemptive rights and sets forth restrictions on the transferability of their shares. These rights and restrictions will exist until NuVox completes an initial public offering pursuant to which all shares of its preferred stock are automatically converted into shares of NuVox common stock pursuant to the terms of its amended and restated certificate of incorporation. A copy of the stockholders' agreement is incorporated by reference as an exhibit to this registration statement.

         Preemptive Rights. The stockholders' agreement affords preemptive rights to the holders of NuVox's common stock and preferred stock. Subject to exceptions, if NuVox issues or sells any equity securities, or securities convertible into or containing any options or rights to acquire any equity securities, NuVox will first offer to sell to the stockholders who are parties to the agreement an aggregate of 80% of those securities. Within 35 days of receiving notice of such offer from NuVox, each stockholder may then purchase an amount of the offered securities based on the percentage of all outstanding stock of NuVox then held by the stockholder, on a fully diluted basis. Each stockholder will be entitled to purchase all or part of the offered securities at the same price and on the same terms as the securities are offered to any other person. If the stockholders do not fully subscribe to all of the offered securities, then NuVox will reoffer the unsubscribed securities to the stockholders who have elected to purchase their full allotment and who elect to purchase any of such securities within 10 days of receiving notice of such reoffer. After the expiration of the 35-day period and, if applicable, the 10-day period, NuVox may sell any unsubscribed securities to other purchasers on terms no more favorable than those offered to the stockholders.

         Restrictions on Transfer. In the event a holder of preferred stock desires to sell or otherwise transfer any of its shares of preferred stock or any shares of stock issued upon conversion of or with respect to such stock, the selling stockholder must first offer the shares to NuVox and the other stockholders. If terms cannot be agreed upon with NuVox or the other stockholders in 30 days, the selling stockholder may then offer the shares to a third party, but at terms no less favorable to the selling stockholder than those terms offered to NuVox and the other stockholders. Such restrictions will not apply to transfers to "affiliates," transfers pursuant to a "public sale" or a "capital transaction," as each of these terms is defined in the stockholders agreement, or transfers pursuant to a distribution to a stockholder's partners, members or stockholders.

         In the event that any stockholder or group of stockholders elects to sell 51% or more of the stock then issued and outstanding and has received a bona fide written offer for the purchase of such stock, the stockholder or group of stockholders must notify NuVox and the other stockholders in writing of its intention to sell. Each other stockholder may elect to participate in the intended sale by delivering written notice to the selling stockholder or group of stockholders and NuVox not more than 25 days after the original notice from the selling stockholder(s). Each selling stockholder and participating stockholder will be entitled to sell its pro rata portion of the number of shares to be purchased, based upon the number of shares owned by all of the selling and participating stockholders, on the same terms and at the same price offered to the selling stockholder(s).

         Supermajority Vote Requirement. The affirmative vote of the holders of 66 2/3% of the outstanding common stock and preferred stock of NuVox, voting as a single class, is required for the authorization of any additional class of capital stock or an increase in the number of shares of authorized capital stock. This supermajority vote is also required for approval of the sale of NuVox, whether by merger, consolidation, sale of stock or assets or otherwise.

Registration Rights Agreement

         All NuVox stockholders are parties to a registration rights agreement by and among NuVox and its stockholders. Pursuant to the registration rights agreement, holders of common and preferred stock have rights to register under the Securities Act the common stock they own or which are issuable upon conversion of their shares of preferred stock. A copy of the registration rights agreement is incorporated by reference as an exhibit to this registration statement.

         Demand Registration. Holders of not less than 20% of the total number of outstanding shares of preferred stock or common stock, including common stock issuable upon conversion of preferred stock or issuable upon the exercise of any outstanding warrants or options, may demand that NuVox register the resale of the number of shares of stock that holders then desire to sell. Holders may make this demand at any time after the earlier of November 18, 2002 or the effective date of NuVox's initial public offering of common stock. In any request for a demand registration prior to NuVox's initial public offering, the proposed public offering price must be at least $15.00 per share and the proposed aggregate proceeds to the stockholders and NuVox must be at least $30,000,000. In addition, at such time as we are eligible to utilize SEC Form S-3 or any successor form thereto, holders of not less than 10% of the total number of outstanding shares of NuVox's preferred and common stock, including common stock issuable upon conversion of preferred stock or issuable upon the exercise of any outstanding warrants or options, may demand that NuVox register the resale of the number of shares of its common stock that such holders then desire to sell on SEC Form S-3 or any successor form. In any request for a demand registration on SEC Form S-3 or any successor form thereto, the proposed aggregate public offering price must be at least $5 million.

         Piggyback Registration. If NuVox proposes to register any of its equity securities or securities convertible into equity securities under the Securities Act of 1933, other than a registration for an employee plan or an acquisition, the holders of the outstanding preferred stock and common stock will be entitled to notice of the proposed registration and the opportunity to include a resale of their shares of common stock in the registration. The holders of preferred stock must convert their shares of preferred stock to common stock prior to the effectiveness of the registration.

         Restrictions. In the event the managing underwriter of any underwritten offering initiated by NuVox for its own account determines that the amount of stock included in any such registration should be limited, the number of shares included by holders may be limited to the amount determined by the managing underwriter. The registration rights agreement contains provisions restricting sales of any equity securities of NuVox, except securities sold as part of the offering, during the period commencing on the seventh day prior to, and ending on the ninetieth day, or later, if so required by the managing underwriter, following the effective date of any underwritten offering.

         Expenses and Indemnification. The registration rights agreement requires NuVox, in connection with the first two demand registrations and each piggyback registration, to pay all registration and filing fees and expenses, printing expenses, fees and disbursements of counsel for NuVox, one counsel representing all of the holders of the stock included in the registration and the accountants for NuVox and some other expenses. The registration rights agreement also contains customary cross-indemnification by NuVox and the holders of the stock included in the registration for liabilities arising under the Securities Act of 1933 as a result of any registration.

Employee Shareholders Agreement

         All employees of NuVox who own NuVox common stock are parties to a shareholders agreement, by and between NuVox and the shareholders named therein. This agreement governs the transfer of the shareholders' shares, the re-purchase by NuVox of NuVox shares and contains confidentiality and non-solicitation provisions. A copy of the shareholders agreement is incorporated by reference as an exhibit to this registration statement.

         Restrictions on Transfer. To sell shares of common stock to a party other than NuVox, a shareholder must give 30 days prior written notice. NuVox will then have a 60 day option to purchase all of the shares, and after this period, the other common shareholders will have a 90 day option to purchase a proportionate number of all of the shares offered. The shareholders may transfer their shares to or for the benefit of family members if the board of directors approves, the consideration does not exceed the original payment for the shares, and other conditions are met.

         Upon an involuntary transfer of a shareholder's shares, i.e. property division in divorce, distribution by bankruptcy trustee, etc., NuVox and the remaining shareholders will have a 70-day option to purchase all, but not less than all, of the shares transferred. The purchase price for the shares pursuant to an option granted upon an involuntary transfer will be the lesser of

         -    the fair market value,

         - the latest price per share at which the shares were traded in an arm's-length transaction, or

         -    the price at which the shares are being transferred.

If neither NuVox nor the common shareholders choose to exercise their options described above, the preferred shareholders will have a 10-day option to purchase all of the shares subject to the option.

         Termination of Employment. Upon the death of a shareholder, the shareholder's estate has a 180 day option to sell, and NuVox has a 180 day option to buy, all of the deceased shareholder's shares. Upon the disability of a shareholder, the shareholder has the option to sell, and NuVox has the option to buy, all of the disabled shareholder's shares. If the shareholder's estate or the disabled shareholder exercises the option on the same day as NuVox, NuVox's option controls.

         The purchase price for the shares pursuant to an option granted upon death or disability will be

         - for the shareholder's or shareholder's estate's option to sell, the greater of the fair market value, as determined by the board of directors, or the latest price per share at which the shares were traded in an arm's-length transaction, and

         - for NuVox's option to purchase, the appraised value of NuVox divided by the number of issued and outstanding shares owned by the parties to the agreement.

         Upon the termination of an employee shareholder's employment for any reason other than death or permanent disability, NuVox will have the option to purchase all of the shareholder's shares. The purchase price for the shares will be

         - upon termination for cause, the lesser of the fair market value, as determined by the board of directors, or the book value per share of NuVox as determined as of the end of the prior fiscal year, and

         - upon any other termination of employment, the greater of the fair market value, as determined by the board of directors, or the latest price per share at which shares were traded in an arm's length transaction.

         Confidentiality and Noncompetition Provisions. During the period during which a party to the shareholders agreement is a shareholder and for two years following the date on which the shareholder ceases to own NuVox stock, the shareholder will not divulge any confidential information to anyone or use this confidential information to compete with NuVox. During this same period, no shareholder may knowingly solicit any material client or customer of NuVox for the provision of competitive local communications services. In addition, no shareholder may solicit for employment any NuVox employee during the period which the shareholder owns any NuVox stock.

Classified Board of Directors and Other Anti-Takeover Considerations

         NuVox's by-laws provide for a classified board of directors. One-third of the directors will be elected at each annual meeting of stockholders to serve for three-year terms. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of NuVox's board of directors. Because the stockholders never elect a majority of the board members at one time, the classified board could delay or prevent a change in control or make removal of NuVox's management more difficult. In addition, NuVox's amended and restated certificate of incorporation allows its board to issue, without stockholder approval, preferred stock with terms set by the board. The preferred stock could be issued quickly with terms that delay or prevent a change in control or make removal of NuVox's management more difficult.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware provides, among other things:

         a. for permissive indemnification for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

         b. for permissive indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

         c. for mandatory indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in litigation covered by a. and b. above; and

         d. that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

         NuVox's amended and restated certificate of incorporation and by-laws provide that each person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of NuVox, or is or was serving at the request of NuVox or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of NuVox in a partnership, joint venture, trust or other entity, shall be indemnified and held harmless by NuVox to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably paid or incurred by such person in connection with such action, suit or proceeding. The amended and restated certificate and by-laws also provide that this right of indemnification shall be a contract right that may be enforced in any manner desired by such person and shall include the right to be paid by NuVox the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if ultimately it should be determined that such person is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. This right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under NuVox's amended and restated certificate of incorporation and by-laws or any agreement, vote of stockholders, provision of law or otherwise.

         NuVox's by-laws also provide that no person shall be indemnified in respect of any claim, action, suit or proceeding initiated by any such person or in which any such person has voluntarily intervened, other than an action initiated by such person to enforce indemnification rights hereunder or an action initiated with the approval of a majority of the board of directors of NuVox.

         NuVox's amended and restated certificate of incorporation provides that a director shall not be personally liable to NuVox or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability
(i) for any breach of the director's duty of loyalty to NuVox or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

         Delaware law gives a corporation the power to purchase and maintain insurance on behalf of any director against any liability asserted against, and incurred in his or her capacity as a director, whether or not the corporation would have the power to indemnify the director against this liability under Delaware law. NuVox's amended and restated certificate of incorporation and by-laws provide that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of NuVox, or is or was serving at our request or for our benefit as a director, officer, employee or agent of any other corporation, or as the representative of NuVox in a partnership, joint venture, trust or other entity, against any expense, liability or loss asserted against or incurred by any such person in any such capacity or arising out of such status, whether or not NuVox would have the power to indemnify such person against such expense, liability or loss. NuVox has in effect directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS

         NuVox hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by NuVox pursuant to
                Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         4. That, for purposes of determining any liability under the Securities Act, each filing of NuVox's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof; and

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NuVox pursuant to the foregoing provisions, or otherwise, NuVox has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NuVox of expenses incurred or paid by a director, officer or controlling person of NuVox in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NuVox will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri on the 30th day of March, 2001.

                                   NuVox, Inc.

                                   By:      /s/ David L. Solomon
                                      ------------------------------------------
                                            David L. Solomon
                                            Chief Executive Officer and Chairman

         Each person whose signature appears below hereby constitutes and appoints David L. Solomon, John P. Denneen and Michael E. Gibson, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the date indicated.

                     NAME                                        TITLE                               DATE
                     ----                                        -----                               ----
            /s/ David L. Solomon                Chief Executive Officer, Chairman of            March 30, 2001
      ---------------------------------         the Board and Director
               David L. Solomon

            /s/ Michael E. Gibson               Senior Vice President and Chief                 March  30, 2001
      ---------------------------------         Financial Officer (Principal Accounting
              Michael E. Gibson                 Officer and Principal Financial Officer)


            /s/ G. Michael Cassity              Director                                        March  30, 2001
      ---------------------------------
              G. Michael Cassity

            /s/ John P. Denneen                 Director                                        March  30, 2001
      ---------------------------------
               John P. Denneen

            /s/ Charles S. Houser               Director                                        March  30, 2001
      ---------------------------------
              Charles S. Houser

            /s/ Watts Hamrick                   Director                                        March  30, 2001
      ---------------------------------
                Watts Hamrick

            /s/ Michael R. Hannon               Director                                        March  30, 2001
      ---------------------------------
              Michael R. Hannon


                                                Director                                        March    , 2001
     -----------------------------------
            William Laverack, Jr.

                                                Director                                        March    , 2001
     -----------------------------------
                Byron D. Trott

           /s/ Jack Tyrrell                     Director                                        March  30, 2001
     -----------------------------------
                 Jack Tyrrell


                                INDEX TO EXHIBITS

         EXHIBIT
         NUMBER                             DESCRIPTION
         ------                             -----------

           4.1 Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "2000 Form 10-K").

           4.2 Certificate of Amendment of Certificate of Incorporation, incorporated herein by reference to
                          Exhibit 3.2 to the 2000 Form 10-K.

           4.3 By-laws, as amended as of March 21, 2000, incorporated herein by reference to Exhibit 3.2 to the regristrant's Registration Statement on Form S-4
                          (File No. 333-41040) (The "Form S-4").

           4.4 Shareholders Agreement dated August 14, 1998, as amended as of November 18, 1998 and December 13, 1999 by and among the registrant and its employee stockholders, incorporated herein by reference to
                          Exhibit 4.3 to the Form S-4.

           4.5 Amended and Restated Stockholders' Agreement dated as of March 31, 2000 among the registrant and the stockholders of the registrant, incorporated herein by reference to Exhibit 4.4 to the Form S-4.

           4.6 Amended and Restated Registration Rights Agreement dated as of March 31, 2000 among the registrant and the stockholders of the registrant, incorporated herein by reference to Exhibit 4.5 to the Form S-4.

           5.1            Opinion of Bryan Cave LLP.

           23.1           Consent of KPMG LLP.

           24.1           Power of attorney (included on signature page).

           99.1 NuVox, Inc. 1998 Stock Incentive Plan, as amended, incorporated herein by reference to Exhibit 10.4 to the Form S-4.

           99.2 NuVox/TriVergent Corporation Employee Incentive Plan, incorporated herein by reference to Exhibit 10.6 to the 2000 Form 10-K.



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